Balance sheet
for 1Q2014
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period	Previous period
1	2	3
ASSETS
Cash and cash equivalents	16 857 179	32 157 251
Mandatory reserves with NBU	818 535	1 565 643
Trading securities	22	18
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	17 119 678	3 486 203
in foreign currency	16 822 678	3 486 203
impairment provisions	(256 831)	(58 697)
Loans and advances to customers, including:	148 728 892	142 548 092
Loans and advances to legal entities, including:	124 748 796	118 778 718
in foreign currency	39 782 580	27 700 511
impairment provisions	(15 196 778)	(17 214 350)
Loans and advances to individuals, including:	23 980 096	23 769 374
in foreign currency	1 424 859	1 162 462
impairment provisions	(8 482 145)	(6 496 719)
Investment securities available-for-sale, including:	561 453	440 168
impairment provisions	(2 789)	(2 789)
Investment securities held to maturity, including:	99 003	72 237
impairment provisions	-	-
Investments in associated companies and subsidiaries	681 023	1 257 040
Investment real estate	230 229	13 728
Current income tax prepayment	92 383	-
Deferred income tax asset	-	12 475
Fixed and intangible assets	2 785 166	2 737 191
Other financial assets, including:	6 556 412	29 828 737
impairment provisions	(110 369)	(90 582)
Other assets, including:	610 105	328 653
impairment provisions	(9 022)	(1 418)
Non-current assets held for sale (or disposal groups)	988 449	43 421
Total assets, including:	196 128 529	214 490 857
in foreign currency	75 388 541	84 895 391
LIABILITIES
Due to other banks, including:	16 320 583	8 896 631
in foreign currency	3 382 819	4 067 001
Customer accounts, including:	138 577 936	133 551 100
Accounts of legal entities, including:	29 744 872	26 839 471
in foreign currency	17 254 560	11 367 659
demand accounts of legal entities, including:	18 308 754	17 669 439
in foreign currency	9 845 434	5 911 907
Accounts of individuals, including:	108 833 064	106 711 629
in foreign currency	55 904 215	45 913 335
demand accounts of individuals, including:	16 264 440	18 308 804
in foreign currency	5 103 760	2 884 400
Debt securities in issue, including:	7 990 573	7 990 548
in foreign currency	-	-
Other borrowed funds	4 235 094	3 343 011
Current income tax liability	-	-
Deferred income tax liability	130 619	79 254
Provisions for liabilities	57 910	37 241
Other financial liabilities	3 238 781	35 969 059
Other liabilities	716 809	954 436
Subordinated debt	4 069 165	3 357 956
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	175 337 470	194 179 236
in foreign currency	84 016 977	93 671 108
EQUITY
Share capital	16 352 079	16 352 079
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	-	-
Retained earnings	2 221 386	1 926 082
Reserves and other funds	1 326 567	1 326 567
Revaluation reserve	871 318	687 184
Total equity	20 791 059	20 311 621
Total liabilities and equity	196 128 529	214 490 857

Profit and loss statement
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	7 019 271	7 019 271	4 830 436	4 830 436
Interest expenses	(4 050 668)	(4 050 668)	(2 937 439)	(2 937 439)
Net interest income/(Net interest expenses)	2 968 603	2 968 603	1 892 997	1 892 997
Commission income	905 622	905 622	870 543	870 543
Commission expenses	(238 673)	(238 673)	(207 058)	(207 058)
Result from trade operations with securities in the trading portfolio of the bank	4	4	-	-
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	-	-	-	-
Result of securities sale in the bank portfolio for sale	700	700	-	-
Result from foreign exchange operations	1 133 346	1 133 346	(88 127)	(88 127)
Result from revaluation of foreign currency	(2 420 281)	(2 420 281)	183	183
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(288 536)	(288 536)	(465 909)	(465 909)
Deductions to reserve for impairment of accounts receivable and other financial assets	(25 294)	(25 294)	(15 257)	(15 257)
Impairment of securities in the bank portfolio for sale	-	-	-	-
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	(19 988)	(19 988)	16 060	16 060
Other operating income	222 310	222 310	13 474	13 474
Administrative and other operational expenses	(1 883 034)	(1 883 034)	(1 329 803)	(1 329 803)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	354 779	354 779	687 103	687 103
Income tax expense	(61 015)	(61 015)	(62 871)	(62 871)
Profit/(loss) from continuing activity	293 764	293 764	624 232	624 232
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	293 764	293 764	624 232	624 232
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	293 764	293 764	624 232	624 232
OTHER COMPREHENSIVE INCOME:
Revaluation of securities in the bank portfolio for sale	121 284	121 284	35 576	35 576
Revaluation of fixed assets and intangible assets	73 241	73 241	-	-
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	(12 443)	(12 443)	(1 156)	(1 156)
Other comprehensive income after taxation	182 082	182 082	34 420	34 420
Total comprehensive income for the year, including:	475 846	475 846	658 652	658 652
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

Note "Potential liabilities of the bank"
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	22 880	41 430
2	From 1 to 5 years	642 070	580 636
3	Over 5 years	212 881	225 675
4	Total	877 831	847 741

Note "Potential liabilities of the bank"
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	37 460 476	41 928 874
3	Export letters of credit	-	-
4	Import letters of credit	1 706 602	1 111 924
5	Guarantees issued	788 022	911 297
6	Reserve for lending related commitments	(57 910)	(37 241)
7	Total lending related commitments net of reserve	39 897 190	43 914 854

Note "Potential liabilities of the bank"
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	37 470 576	41 081 319
2	USD	2 180 265	2 639 808
3	Euro	235 867	179 634
4	Other	10 482	14 093
5	Total	39 897 190	43 914 854

Note "Potential liabilities of the bank"
for the 1st quarter of 2014
PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	8 932 156	8 252 110	7 951 013	3 472 210
6	Other	29 421 937	-	3 290 106	-
7	Total	38 354 093	8 252 110	11 241 119	3 472 210

	Note "Certain performance indicators of the bank for the 1st quarter of 2014"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank (thousands of UAH)	20,959,715	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	10.70	not less than 10%
3	Regulatory capital-total assets ratio (%)	9.40	not less than 9%
4	Current liquidity (%)	84.64	not less than 40%
5	Maximum credit exposure per one counterparty (%)	15.68	not more than 25%
6	Large credit exposures (%)	133.26	not more than 800%
7	Maximum amount of loans, guarantees and sureties granted to one insider (%)	1.34	not more than 5%
8	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	1.97	not more than 30%
9	Return on assets (%)	0.61
10	Credit operations classified under Quality Category I (thousands of UAH)	91,066,840	х
10.1	Reserve formed for such operations (thousands of UAH)	733,453	х
11	Credit operations classified under Quality Category II (thousands of UAH)	94,233,343	х
11.1	Reserve formed for such operations (thousands of UAH)	2,018,223	х
12	Credit operations classified under Quality Category III (thousands of UAH)	28,627,422	х
12.1	Reserve formed for such operations (thousands of UAH)	3,816,793	х
13	Credit operations classified under Quality Category IV (thousands of UAH)	9,649,242	х
13.1	Reserve formed for such operations (thousands of UAH)	5,962,604	х
14	Credit operations classified under Quality Category V (thousands of UAH)	12,502,896	х
14.1	Reserve formed for such operations (thousands of UAH)	11,462,591	х
15	Net profit per ordinary share (UAH)	-	х
16	Dividends paid for 2013 per one:	-	х
16.1	Ordinary share	-	х
16.2	Preferred share	-	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 34.12%

		Igor Valeriyovych Kolomoisky	direct participation - 33.86%
		TRIANTAL INVESTMENTS LTD	direct participation - 24.99%